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                          AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment is made and entered into as of the 12th day of January, 1998 by and between INTEK DIVERSIFIED CORPORATION, a Delaware corporation (together with its successors and assigns the "Company"), and ROBERT J. SHIVER (the "Executive").

                                 W I T N E S S E T H:

     WHEREAS, on September 8, 1997 the Company and the Executive entered into a certain Employment Agreement (the "Agreement") whereby the Company agreed to employ the Executive, subject to the terms and provisions said Agreement; and

     WHEREAS, the Company and the Executive desire to amend the Agreement to more accurately define certain terms and conditions relating to the Executive's participation in the Company's applicable long-term incentive compensation plan;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:

     1. Paragraph 7(b)(ii) is hereby deleted in its entirety and is amended to read as follows:

          (ii) In the event the Fair Market Value of the 300,000 shares of Common Stock granted to Executive pursuant to Section 7(b)(i), above, is less than $1 million on December 31, 1998, Company further agrees to pay to Executive a sum equal to the difference between $1 million and the (lesser) Fair Market Value on December 31, 1998 of the 300,000 shares of Common Stock. The sum which shall become due and payable to Executive on or before February 28, 1999, but not before January 1, 1999 shall, at Executive's option, be payable either in cash or in Common Stock (based upon its Fair Market Value at the time of payment), or in a combination of cash and Common Stock. If applicable, Executive shall notify Company, in writing, on or before January 7, 1999 as to whether he elects to be paid in cash, Common Stock, or a combination of cash and Common Stock.

     2. All other terms and conditions of the Agreement shall remain in full force and effect except as otherwise modified by this Amendment.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                   INTEK Diversified Corporation

                                   By:  /s/ Steven L. Wasserman, Secretary
                                       --------------------------------------


                                        /s/ Robert J. Shiver
                                   ------------------------------------------
                                   Robert J. Shiver